UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 5, 2012, Granite Falls Energy, LLC (“GFE”) finalized loan agreements with United FCS, PCA (“United FCS”). The loan agreements include a Master Loan Agreement dated August 22, 2012, a Revolving Term Loan Supplement dated August 28, 2012, and a Monitored Revolving Credit Supplement dated August 28, 2012. Pursuant to the loan agreements, GFE established two credit facilities with United FCS, a revolving term loan and a revolving line of credit. Under the loan agreements, CoBank, ACB (“CoBank”) is acting as United FCS's administrative agent with respect to the loans and will purchase a participation interest in the loans.

Under the revolving term loan GFE may borrow, repay, and reborrow up to $8 million. However, the amount available for borrowing under this facility reduces by $1 million every six months, beginning September 1, 2013, with final payment due March 1, 2017. Amounts borrowed under the revolving term loan bear interest at one of three interest rate options selected by GFE, (i) at a variable weekly rate equal to 2.90% above the rate quoted by the British Bankers Association for the offering of one-month U.S. Dollar deposits, (ii) at a fixed rate to be quoted by CoBank, or (iii) at a fixed rate for up to 12 months equal to LIBOR plus 2.90%. Interest on amounts borrowed is payable monthly in arrears. The purpose of this credit facility is to provide working capital and fund capital expenditures.

The revolving line of credit allows GFE to borrow, repay, and reborrow up to $6 million subject to a borrowing base calculation. Final payment of amounts borrowed under this credit facility is due August 1, 2013. Amounts borrowed under the revolving line of credit bear interest at one of three interest rate options selected by GFE, (i) at a variable weekly rate equal to 2.65% above the rate quoted by the British Bankers Association for the offering of one-month U.S. Dollar deposits, (ii) at a fixed rate to be quoted by CoBank, or (iii) at a fixed rate for up to 12 months equal to LIBOR plus 2.65%. Interest on amounts borrowed is payable monthly in arrears. The purpose of this credit facility is to finance inventory and receivables and to refinance GFE's existing line of credit.

The loan agreements require GFE to comply with certain financial covenants, including (i) maintaining working capital of at least $10 million, (ii) maintaining local net worth, defined as total assets, minus total liabilities, minus investments by GFE in other entities, of at least $45 million, and (iii) achieving a debt service coverage ratio of at least 2.0 to 1.0. GFE's debt service coverage ratio is calculated as follows: (1) net income, plus depreciation and amortization, minus extraordinary gains (plus extraordinary losses), minus gain on asset sales (plus loss on asset sales); (2) divided by $2,000,000. The loan agreements contain customary events of default. The revolving term loan and revolving line of credit will be secured by substantially all of GFE's assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: September 11, 2012	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer